                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on (Form S-8) pertaining to the SpringBank Networks, Inc. 2000 Stock Incentive Plan and the Written Compensatory Agreements of Cacheflow, Inc. of our report dated May 16, 2000 (except Note 12, as to which the date is July 10, 2000) with respect to the consolidated financial statements and financial statement schedule of CacheFlow Inc. as of April 30, 2000 and 1999, included in its Annual Report, on Form 10-K filed with the Securities and Exchange Commission.



Walnut Creek, California
September 8, 2000                 /s/Ernst & Young LLP